Exhibit 99.1

PRESS RELEASE

InfoSonics Reports First Quarter 2015 Results

Net Income of $0.04 Per Share

SAN DIEGO, May 7, 2015 – InfoSonics Corporation (NASDAQ: IFON), the provider of verykool® wireless handset solutions and tablets, today announced results for its first quarter ended March 31, 2015.

“We are pleased to report strong results in our first quarter of 2015 in terms of net sales, average selling price per unit (“ASP”) and net income,” said Joseph Ram, president and CEO of InfoSonics. “First quarter net sales increased 25% over the same quarter last year and net income amounted to $532,000. We achieved a strong balance between our Latin American carrier business and that of our big box retail, independent distribution and on-line customers, collectively referred to as the “open market.” During the quarter, 54% of sales came from the open market and 46% from carrier customers. In addition, a higher mix of smartphone sales in the quarter elevated our ASP by 55% over the prior year quarter. Our goal for the remainder of 2015 is to capitalize on the momentum we have built over the last two quarters to increase our sales and ASP while keeping operating expenses in check.”

InfoSonics reported net sales for the 2015 first quarter of $14.5 million, which represented a $2.9 million, or 25%, increase from $11.6 million for the first quarter of 2014. The Company reported significant sales growth to big box retailers in Mexico, expanded sales to distribution customers serving Central and South American independent and big box retailers and a higher level of sales to U.S. customers. These gains were partially offset by lower sales to Latin American carrier customers, as well as the discontinuation of private label sales to customers in Europe. Unit shipments during the quarter declined by 19% compared to the prior year, but the average selling price per unit rose 55% as the percentage of smartphones sold increased from 13% to 42%.

Gross profit in the first quarter of 2015 was $2.6 million, a 23% increase compared to $2.1 million for the comparable period in 2014. The gross profit margin as a percent of sales in the 2015 first quarter declined to 17.6% compared to 17.8% for the comparable period in 2014, due principally to the liquidation of certain older model inventories at reduced margins.

Operating expenses in the first quarter of 2015 were $1.9 million, a decrease of $116,000, or 6%, compared to $2.0 million in the 2014 first quarter. This reflects a $111,000, or 6%, increase in SG&A expenses and an elimination of R&D expenses which amounted to $227,000 in the prior year quarter. The higher SG&A expenses include increased wages and insurance costs, partially offset by a decrease in professional fees. Total operating expenses as a percent of sales in the first quarter declined from 17.3% in the 2014 first quarter to 13.1% in the 2015 first fourth quarter.

Net income for the first quarter of 2015 was $532,000, $0.04 per share, compared to net income of $55,000, $0.00 per share, in the first quarter of 2014. Income taxes remain nominal because of the Company’s operating loss carryforwards.

At March 31, 2015, the Company had $2.8 million in cash, $16.4 million of net working capital and $2.7 million of outstanding bank debt.

About InfoSonics Corporation

InfoSonics is a San Diego-based manufacturer and provider of wireless handsets, tablets and related products to carriers, distributors and consumers in the United States and Latin America under the verykool® brand. The company is committed to delivering quality products with innovative designs that appeal to consumers and offer exceptional value. Additional information can be found on our corporate website at www.infosonics.com and www.verykool.net.

Past performance in any period may not be indicative of future results in the next period or the same period in a subsequent year. We also experience seasonal revenue fluctuations that can be significant from one quarter to another. Except for the factual statements made herein, the information contained in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, without limitation: (1) intense competition internationally, including competition from alternative business models, such as manufacturer-to-carrier sales, which may lead to reduced prices, lower sales, lower gross margins, extended payment terms with customers, increased capital investment and interest costs, bad debt risks and product supply shortages; (2) our ability to source new verykool® handsets, including LTE models, at a sufficient pace and successfully introduce them into target markets; (3) extended general economic downturn in world markets; (4) inability to secure adequate supply of competitive products on a timely basis and on commercially reasonable terms; (5) the ability of the Company to maintain and improve its gross margins despite intense competition; (6) foreign exchange rate fluctuations, devaluation of a foreign currency, adverse governmental controls or actions, political or economic instability, or disruption of a foreign market, including, without limitation, the imposition, creation, increase or modification of tariffs, taxes, duties, levies and other charges and other related risks of our international operations which could significantly increase selling prices of our products to our customers and end-users; (7) the ability to attract new sources of profitable business from expansion of products or services or risks associated with entry into new markets, including geographies, products and services; (8) an interruption or failure of our information systems or subversion of access or other system controls may result in a significant loss of business, assets, or competitive information; (9) significant changes in supplier terms and relationships or shortages in product supply; (10) loss of business from one or more significant customers; (11) customer and geographical accounts receivable concentration risk and other related risks; (12) rapid product improvement and technological change resulting in inventory obsolescence; (13) uncertain political and economic conditions internationally, including terrorist or military actions; (14) the loss of a key executive officer or other key employees and the integration of new employees; (15) changes in consumer demand for multimedia wireless handset products and features; (16) our failure to adequately adapt to industry changes and to manage potential growth and/or contractions; (17) seasonal buying patterns; (18) the resolution of any litigation for or against the Company, including claims for infringement of intellectual property; (19) the ability of the Company to have access to adequate capital to fund its operations, including the availability of vendor credit and availability under the Company’s bank line of credit; and (20) the ability of the Company to generate taxable income in future periods. Reference is also made to other factors detailed from time to time in our periodic reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:

Vernon A. LoForti

Chief Financial Officer

vern.loforti@infosonics.com

858-373-1675

###

InfoSonics Corporation

Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2015	2014
Net sales	$14,517	$11,624
Cost of sales	11,963	9,551

Gross profit	2,554	2,073

Operating expenses:
Selling, general and administrative	1,896	1,785
Research and development	—	227

	1,896	2,012

Operating income	658	61

Other income (expense):
Other expense, net	—	(3)
Interest	(123)	—

Income before provision for income taxes	535	58
Provision for income taxes	(3)	(3)

Net income	$532	$55

Net income per share:
Basic	$0.04	$0.00
Diluted	$0.04	$0.00

Weighted-average number of common shares outstanding:
Basic	14,362	14,218
Diluted	14,755	14,810

InfoSonics Corporation

Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,848	$1,464
Trade accounts receivable, net of allowance for doubtful accounts of $95 and $95, respectively	14,492	15,644
Other accounts receivable	85	70
Inventory	7,907	5,880
Prepaid assets	1,960	2,778

Total current assets	27,292	25,836

Property and equipment, net	118	137
Other assets	56	31

Total assets	$27,466	$26,004

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,407	$4,371
Accrued expenses	2,752	2,804
Line of credit borrowings	2,725	2,725

Total current liabilities	10,884	9,900

Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized (no shares issued and outstanding)	—	—
Common stock, $0.001 par value, 40,000 shares authorized, 14,380 and 14,358 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	14	14
Additional paid-in capital	32,681	32,614
Accumulated other comprehensive loss	(847)	(726)
Accumulated deficit	(15,266)	(15,798)

Total stockholders’ equity	16,582	16,104

Total liabilities and stockholders’ equity	$27,466	$26,004

InfoSonics Corporation

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$532	$55
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	22	48
Loss on disposal of fixed assets	—	1
Provision for obsolete inventory	(67)	43
Stock-based compensation expense	51	21
(Increase) decrease in:
Trade accounts receivable	1,152	(1,699)
Other accounts receivable	(15)	80
Inventory	(1,960)	(567)
Prepaids	818	305
Other assets	(25)	138
(Increase) decrease in:
Accounts payable	1,036	365
Accrued expenses	(52)	(122)

Net cash provided by (used in) operating activities	1,492	(1,332)

Cash flows from investing activities:
Purchase of property and equipment	(3)	(14)

Net cash used in investing activities	(3)	(14)

Cash flows from financing activities:
Borrowings on line of credit	3,091	—
Repayments on line of credit	(3,091)	—
Cash received from exercise of stock options	16	135

Net cash provided by financing activities	16	135

Effect of exchange rate changes on cash	(121)	(13)

Net increase (decrease) in cash and cash equivalents	1,384	(1,224)
Cash and cash equivalents, beginning of period	1,464	2,369

Cash and cash equivalents, end of period	$2,848	$1,145

Cash paid for interest	$115	$—
Cash paid for taxes	$—	$—